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                                                                    EXHIBIT 24.1


                               POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of TW Inc., a Delaware corporation (the "Corporation"), hereby constitutes and appoints RICHARD J. BRESSLER, PETER R. HAJE, GERALD M. LEVIN, JOHN A. LABARCA, PHILIP R. LOCHNER, JR. AND THOMAS W. MCENERNEY, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act without the others, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-4 or other appropriate form and any and all amendments to any such Registration Statement (including post-effective amendments), to be filed with the Securities and Exchange Commission in connection with the registration under the provisions of the Securities Act of 1933, as amended, of the shares of common stock, par value $0.01 per share, of the Corporation (including any associated preferred stock purchase rights) and the shares of preferred stock par value $.10 per share, of the Corporation, to be issued in connection with transactions contemplated by the Amended and Restated Agreement and Plan of Merger dated as of September 22, 1995, among the Corporation, Time Warner Inc., Time Warner Acquisition Corp., TW Acquisition Corp. and Turner Broadcasting System, Inc., as amended by Amendment No. 1 thereto dated as of August 8, 1996, with power where appropriate to affix thereto the corporate seal of the Corporation and to attest said seal, and to file any such Registration Statement, including a form of prospectus, and any and all amendments and post-effective amendments to any such Registration Statement, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
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     IN WITNESS WHEREOF, each of the undersigned has hereunto set his name as of the 29th day of August, 1996.


(i)  Principal Executive Officer and Director:

/s/ Gerald M. Levin
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Gerald M. Levin
President and Director


(ii)  Principal Financial Officer:


/s/ Richard J. Bressler
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Richard J. Bressler
Senior Vice President and
Chief Financial Officer


(iii)  Principal Accounting Officer:


/s/ John A. LaBarca
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John A. LaBarca
Vice President and
Controller


(iv)  Director:


/s/ Thomas W. McEnerney
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Thomas W. McEnerney